UNITED STATES

                       SECURITITES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 5, 2004


                         Broadway Financial Corporation
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4547287
           (State of Incorporation) (IRS Employer Identification No.)

             4800 Wilshire Boulevard, Los Angeles, California 90010
                    (Address of Principal Executive Offices)

                                 (323) 634-1700
                (Issuer's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 7.  Exhibits

         (c)  Exhibit 99.1

               Copy of Press Release on earnings for the quarter and year ended December 31, 2003.

Item 12.  Results of Operations and Financial Condition

          On February 5, 2004, Broadway Financial Corporation issued a Press Release on earnings for the quarter and year ended December 31, 2003. A copy of the Press Release is attached as Exhibit 99.1.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              BROADWAY FINANCIAL CORPORATION
                                             (Registrant)


Date:  February 9 2004                       /s/ Alvin D. Kang
                                              (Signature)

                                              Name:  Alvin D. Kang
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX



    Exhibit No.                  Exhibit                               Page No.
       99.1                   Press Release                                4


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News Release

FOR IMMEDIATE RELEASE       Contact: Paul C. Hudson, President/CEO
                                     Alvin D. Kang, CFO
                                     (323) 634-1700
                                     www.broadwayfed.com

             Broadway Financial Corporation Reports Record Earnings

LOS ANGELES, CA - (BUSINESS WIRE) - February 5, 2004 - Broadway Financial Corporation (the "Company") (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (the "Bank"), today reported record net earnings of $1,549,000, or $0.77 per diluted share, for the year ended December 31, 2003, compared to $1,441,000, or $0.77 per diluted share, for the year ended December 31, 2002, an increase of 7.49%. Fourth quarter 2003 net earnings amounted to $450,000, or $0.22 per diluted share, compared to $353,000, or $0.18 per diluted share, for the fourth quarter of 2002, an increase of 27.48%

President and CEO Paul C. Hudson stated, "Sound asset/liability management and solid loan growth were the keys to our success in 2003." Hudson also noted, "In our 2002 annual report, we stated that in 2003 we would focus on growing the loan portfolio, and managing our liabilities and expenses. We were successful in producing a 37% increase in loans, and a 15% increase in deposits, including a 22% increase in core deposits, which offset a 51 basis point decrease in the primary spread."

During  the  year, management   focused  on  managing  the  mix  of  assets  and
liabilities, and on increasing interest-earning assets to offset anticipated margin compression. The following was achieved:

     Net loans receivable increased $52.0 million or 37.14% from $140.1 million at December 31, 2002 to $192.1 million at December 31, 2003. Gross loan originations grew from $31.3 million in 2002 to $83.0 million in 2003, with fourth quarter gross loan originations growing from $10.9 million in 2002 to $45.2 in 2003. The record level of originations was tempered by the increase in loan repayments, which increased from $29.6 million in 2002 to $51.5 million in 2003. Management augmented loan originations in 2003 by purchasing loans amounting to $17.8 million. The weighted average interest rate ("WAIR") on loans decreased from 6.84% at December 31, 2002 to 6.04% at December 31, 2003, a decline of 80 basis points.

     Agency mortgage-backed securities ("MBS") decreased from $38.5 million at December 31, 2002 to $15.4 million at December 31, 2003. During 2002 hybrid adjustable rate loan MBS were purchased to put excess liquidity to work while the loan volume was being ramped up. During 2003, as loan volume increased, the MBS were sold and the proceeds were used to fund loan originations. MBS investments were primarily five and seven year hybrid adjustable rate securities that provided higher yields than other short term investments, and also generated net gains on sale of $99,000 in 2003.

     Total deposits grew by $23.8 million, from $156.1 million at December 31, 2002 to $179.9 million at December 31, 2003. Core deposits (NOW, money market, and passbook accounts) increased by $15.2 million, while Jumbo certificates of deposit (CDs) increased by $1.4 million, and other CDs increased by $7.2 million. Management focused on extending CD maturities in the current low interest rate environment, and was able to increase the weighted average term of CD maturities from 18 months at year-end 2002 to 25 months at year-end 2003. The WAIR on deposits decreased from 2.12% at December 31, 2002 to 1.72% at December 31, 2003, a decline of 40 basis points.

     FHLB advances remained flat as this facility was used primarily for short-term needs since deposit growth and MBS sales were sufficient to fund loan growth. The WAIR decreased from 2.67% at December 31, 2002 to 2.46% at December 31, 2003 a 21 basis point decrease.

Our asset/liability management strategies described above, resulted in the following:

     Net interest income before recovery of loan losses increased from $7.9 million in 2002 to $8.4 million in 2003. The increase of $0.5 million resulted from a $1.2 million increase in net interest income attributable to the effect of a $29.4 million increase in average net interest earning assets, offset by a $0.7 million decrease in net interest income attributable to a 35 basis point decrease in the WAIR spread from 4.24% during 2002 compared to 3.89% during 2003.

     Average interest-earning assets increased by $29.4 million or 16.37%, from $179.6 million in 2002 to $209.0 million in 2003, due to increasing loan originations and an increase in purchased mortgage-backed securities.

     Deposit cost of funds declined more slowly than the yield on the loan portfolio in the low interest rate environment experienced in 2003, resulting in a decrease in the primary spread (WAIR on loans minus WAIR on deposits) from 5.32% during 2002 to 4.81% during 2003, a decrease of 51 basis points.

     The WAIR on deposits decreased from 2.42% during 2002 to 1.83% during 2003, a decline of 59 basis points.

     The WAIR on loans decreased from 7.74% during 2002 to 6.64% during 2003, a decline of 110 basis points.

     The WAIR on MBS decreased from 5.34% during 2002 to 3.78% during 2003, a decline of 156 basis points. The WAIR on other investments increased from 3.99% during 2002 to 4.08% during 2003, an increase of 9 basis points.

     The WAIR on FHLB advances decreased from 5.41% during 2002 to 2.49% during 2003, or 292 basis points.

The allowance for loan losses as a percentage of total loans decreased from 0.98% at December 31, 2002 to 0.67% at December 31, 2003. During 2003 and 2002
no additional provisions for loan losses were considered necessary based on periodic analyses of the credit quality of the loan portfolio. During the fourth quarter of 2003, $826,000 of loans classified as substandard, were paid in full. As a primary result, classified assets decreased from $1,046,000 at December 31, 2002 to $94,000 at December 31, 2003. The Bank had no foreclosed real estate assets at December 31, 2003 and 2002.

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

Non-performing assets to total assets improved from 0.07 % at December 31, 2002, to 0.03% at December 31, 2003. Total non-performing assets at December 31, 2003 were $80,000 compared to $135,000 at December 31, 2002. Delinquent loans 60 or more days past due were $80,000 at December 31, 2003 compared to $149,000 at December 31, 2002.

The return on average equity decreased from 9.32% in 2002 to 9.08% in 2003, due in part to the Company's issuance of $1 million in Series B non-cumulative, non-voting Preferred Stock to Fannie Mae in the fourth quarter of 2002. The return on average assets decreased from 0.77% in 2002 to 0.71% in 2003 as average assets increased 15.98%. The efficiency ratio decreased from 74.35% in 2002 to 74.01% in 2003. The ratio of non-interest expense to average assets decreased from 3.53% in 2002 to 3.28% in 2003. Comparing fourth quarter 2003 and 2002, the performance ratios all improved, with the return on average equity improving to 9.84% from 8.76%, and the efficiency ratio improving to 71.52% from 75.09%. At December 31, 2003, the Bank met the capital requirements necessary to be deemed "well capitalized" for regulatory capital purposes.

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations regarding the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, and statements regarding strategic objectives. These forward-looking statements are based upon current management expectations, and involve risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                  (Dollars in thousands, except share amounts)
                                   (Unaudited)

                                                                              December 31,   December 31,
                                                                                 2003           2002

Assets:

Cash                                                                         $     5,029    $    3,859
Fed funds sold                                                                     2,600         1,500
Interest bearing deposits                                                              -         1,028
Investment securities available for sale                                               -         5,007
Investment securities held to maturity                                             3,996         2,000
Mortgage-backed securities available for sale                                      9,122        27,697
Mortgage-backed securities held to maturity                                        6,317        10,843
Loans receivable held for sale, at lower of cost or fair value                     1,671         3,770
Loans receivable, net                                                            192,116       140,085
Accrued interest receivable                                                          883           995
Investments in capital stock of Federal Home Loan Bank, at cost                    1,789         1,561
Office properties and equipment, net                                               5,603         5,811
Other assets                                                                         689           750

Total assets                                                                 $   229,815    $  204,906



Liabilities and stockholders' equity

Deposits                                                                     $   179,907    $  156,148
Advances from Federal Home Loan Bank                                              28,502        28,724
Advance payments by borrowers for taxes and insurance                                324           311
Deferred income taxes                                                                846           931
Other liabilities                                                                  2,045         1,871

Total liabilities                                                                211,624       187,985
Stockholders' Equity:

  Preferred  non-convertible, non-cumulative, and non-voting stock,
    $.01 par value, authorized 1,000,000 shares; issued and outstanding
    155,199 shares at December 31, 2003 and December 31, 2002                          2             2
  Common stock, $.01 par value, authorized 3,000,000 shares; issued and outstanding 1,832,507 shares at December 31, 2003 and
    1,815,294 shares at December 31, 2002                                             10            10
  Additional paid-in capital                                                      10,507        10,512
  Accumulated other comprehensive gain (loss), net of taxes                          (68)           57
  Retained earnings-substantially restricted                                       8,207         7,005
  Treasury stock-at cost, 36,435 shares at December 31, 2003 and
    53,684 shares at December 31, 2002                                              (375)         (520)
  Unearned Employee Stock Ownership Plan shares                                      (92)         (145)

Total stockholders' equity                                                        18,191        16,921

Total liabilities and stockholders'  equity                                  $   229,815    $  204,906

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                             Three Months Ended          Year Ended
                                                                December 31,            December 31,
                                                              2003        2002        2003         2002

Interest on loans receivable                                $  2,757    $  2,564    $ 10,426    $ 10,784
Interest on investment securities                                 58          98         194         409
Interest on mortgage-backed securities                           286         497       1,438       1,109
Other interest income                                              8          36         111         167

Total interest income                                          3,109       3,195      12,169      12,469


Interest on deposits                                             746         852       3,061       3,752
Interest on borrowings                                           185         431         741         817

Total interest expense                                           931       1,283       3,802       4,569

Net interest income before recovery of loan losses             2,178       1,912       8,367       7,900

Recovery of loan losses                                         (117)       (142)       (117)       (142)

Net interest income after recovery of  loan losses             2,295       2,054       8,484       8,042

Non-interest income:
  Service charges                                                248         171       1,021         745
  Gain on sale of loans and mortgage-backed securities            23          66         126          80
  Other                                                            4           5          31          53
Total non-interest income                                        275         242       1,178         878

Non-interest expense:
  Compensation and benefits                                    1,014         937       4,000       3,654
  Occupancy expense, net                                         237         261       1,032       1,026
  Information services                                           154         154         588         626
  Professional services                                           97         133         469         455
  Office services and supplies                                    93          80         408         375
  Other                                                          243         159         654         496
Total non-interest expense                                     1,838       1,724       7,151       6,632

Earnings before income taxes                                     732         572       2,511       2,288

Income taxes                                                     282         219         962         847

Net earnings                                                $    450    $    353   $   1,549    $  1,441

Other comprehensive income (loss):
  Unrealized gain (loss) on securities available for sale   $   (163)   $     15   $    (304)   $      4
  Reclassification of realized net gains included
     in net earnings                                               9          66          94          90
  Income tax benefit (expense)                                    60         (34)         85         (39)
Other comprehensive income (loss)                                (94)         47        (125)         55

Comprehensive earnings                                      $    356    $    400   $   1,424    $  1,496

Net earnings                                                     450         353       1,549       1,441
Dividends paid on preferred stock                                (19)        (19)        (78)        (40)

Earnings available to common shareholders                   $    431    $    334   $   1,471    $  1,401

Earnings per share-basic                                    $   0.24    $   0.19       $0.82    $   0.79
Earnings per share-diluted                                  $   0.22    $   0.18       $0.77    $   0.77
Dividend declared per share-common stock                    $   0.04    $   0.04       $0.15    $   0.11
Basic weighted average shares outstanding                  1,813,527   1,783,600   1,799,465   1,780,617
Diluted weighted average shares outstanding                1,918,989   1,845,276   1,900,794   1,820,351

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                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Selected Ratios and Data
                             (Dollars in thousands)


                                                    As of December 31,      Well-Capitalized
                                                    2003          2002        Requirement

Broadway Federal Bank, f.s.b.
Regulatory Capital Ratios:

     Tangible capital                               7.52%        7.01%          5.00%
     Core capital                                   7.52%        7.01%          6.00%
     Total Risk-Based Capital                      11.92%       13.15%         10.00%

Asset Quality Ratios and Data:

     Non-performing loans as a percentage
        of total  gross loans                       0.04%        0.09%

     Non-performing assets as a percentage
        of total assets                             0.03%        0.07%

     Allowance for loan losses as a percentage
        of total gross loans                        0.67%        0.98%

     Allowance for loan losses as a percentage
        of non-performing loans                  1640.00%     1058.52%

     Allowance for losses as a percentage
        of non-performing assets                 1640.00%     1058.52%


Non-performing assets:

     Non-accrual loans                          $     80     $    135
     Real estate acquired through foreclosure       -            -
        Total non-performing assets             $     80     $    135


                                                Three Months Ended      Year Ended
                                                     December 31          December 31

                                                2003          2002      2003        2002
Performance Ratios:

     Return on average assets                   0.79%        0.68%      0.71%      0.77%
     Return on average equity                   9.84%        8.76%      9.08%      9.32%
     Average equity to average assets           7.99%        7.78%      7.83%      8.23%
     Non-interest expense to average assets     3.21%        3.33%      3.28%      3.53%
     Efficiency ratio (3)                      71.52%       75.09%     74.01%     74.35%
     Net interest rate spread (1)               3.87%        3.65%      3.89%      4.24%
     Effective net interest rate spread (2)     3.99%        3.84%      4.00%      4.40%

 (1) Net interest rate spread  represents  the  difference  between the yield on
     average   interest-earning   assets   and  the  cost  of   interest-bearing
     liabilities before recovery of loan losses.

 (2) Effective net interest rate spread represents net interest income before recovery of loan losses as a percentage of average interest-earning assets.

 (3) Efficiency ratio represents non-interest expense divided by net interest income after recovery of loan losses plus non-interest income.

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Support for Calculations
                             (Dollars in thousands)

                                                   Three Months Ended               Year Ended
                                                      December 31                   December 31

                                                  2003          2002           2003             2002

     Total assets                               $ 229,815     $ 204,906      $ 229,815     $  204,906
     Total gross loans                          $ 195,691     $ 146,455      $ 195,691     $  146,455
     Total equity                               $  18,191     $  16,921      $  18,191     $   16,921
     Average assets                             $ 228,772     $ 207,385      $ 217,799     $  187,789
     Average loans                              $ 173,224     $ 140,204      $ 156,902     $  139,349
     Average equity                             $  18,285     $  16,126      $  17,051     $   15,454
     Average interest-earning assets            $ 218,386     $ 199,394      $ 209,003     $  179,609
     Average interest-bearing liabilities       $ 204,372     $ 186,116      $ 196,629     $  169,076
     Net income                                 $     450     $     353      $   1,549     $    1,441
     Total income                               $   2,570     $   2,296      $   9,662     $    8,920
     Non-interest expense                       $   1,838     $   1,724      $   7,151     $    6,632
     Efficiency ratio                               71.52%        75.09%         74.01%         74.35%
     Non-accrual loans                          $      80     $     135      $      80     $      135
     REO, net                                   $     -       $     -        $     -       $      -
     ALLL                                       $   1,312     $   1,429      $   1,312     $    1,429
     REO-Allowance                              $     -       $     -        $     -       $      -
     Interest income                            $   3,109     $   3,195      $  12,169     $   12,469
     Interest expense                           $     931     $   1,283      $   3,802     $    4,569
     Net interest income before provision       $   2,178     $   1,912      $   8,367     $    7,900



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